UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2013 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 19, 2013, GlaxoSmithKline plc (GSK) and Theravance, Inc. (Company) issued a press release announcing that the New Drug Application (NDA) for the investigational once-daily LAMA/LABA combination medicine, UMEC/VI, for patients with chronic obstructive pulmonary disease (COPD), has been accepted by the U.S. Food and Drug Administration (FDA), indicating that the application is sufficiently complete to permit a substantive review. The Prescription Drug User Fee Act (PDUFA) goal date has also been confirmed as December 18, 2013. GSK and Theravance also announced that the Marketing Authorization Application (MAA) for UMEC/VI for COPD has been validated for assessment by the European Medicines Agency (EMA). UMEC/VI, with proposed brand name ANORO(TM), is a combination of two investigational bronchodilator molecules - GSK573719 or umeclidinium bromide (UMEC), a long-acting muscarinic antagonist (LAMA) and vilanterol (VI), a long-acting beta2 agonist (LABA), administered using the ELLIPTA(TM) inhaler. UMEC/VI is in development under the LABA collaboration between GSK and the Company. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Theravance, Inc. dated February 19, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2013	THERAVANCE, INC. By: /s/ Michael W. Aguiar Michael W. Aguiar Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Theravance, Inc. dated February 19, 2013